Exhibit 99.1

Rosetta Resources Inc. Registration Statement has been declared Effective by the SEC; Shares will begin trading on the NASDAQ under the Symbol ‘ROSE’.

Houston, Texas - February 10, 2006

Rosetta Resources Inc. (“Rosetta”) announced today that its registration statement on Form S-1, which registers for resale by the selling stockholders named therein, of the common stock sold by the Company in a private placement in July 2005, has been declared effective by the U.S. Securities and Exchange Commission. The registration statement covers sales by selling stockholders of up to 50,000,000 shares of Rosetta’s common stock.

The shares of Rosetta’s common stock covered by the registration statement have been approved for listing on The NASDAQ National Market, under the symbol “ROSE”. NASDAQ will begin quoting bid and ask prices for Rosetta’s shares as trades occur beginning on February 13, 2006.

A copy of the prospectus that is part of the registration statement may be obtained from the SEC via www.sec.gov or you may request a copy from Michael J. Rosinski, Executive Vice President and Chief Financial Officer, Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, TX 77002, phone number (713) 335-4008.

Rosetta’s transfer agent is American Stock Transfer and Trust Company (“AST”). Any transfers of shares pursuant to sales under the registration statement on Form S-1 should be coordinated through Martha Baez at AST, 59 Maiden Lane, New York, NY 10038, phone number (877) 777-0800.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

Source:

Rosetta Resources Inc.

For more information, visit www.rosettaresources.com.

Contact:

Teri Greer

Rosetta Public Relations

Houston/Corporate Office

717 Texas, Suite 2800

Houston, TX 77002

info@rosettaresources.com

713-335-4000

http://www.rosettaresources.com

Forward Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.